EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-43114, No. 333-89082 and No. 333-121437) pertaining to the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and 2004 Equity Incentive Plan of Monogram Biosciences, Inc. (Formerly ViroLogic, Inc.) and in the Registration Statements (Forms S-3 No. 333-65716, No. 333-70562, No. 333-86892, No. 333-102273, No. 333-102995, No. 333-103980, No. 333-121438 and No. 333-121475) and related Prospectuses of Monogram Biosciences, Inc. (Formerly ViroLogic, Inc.) of our report dated March 14, 2005, with respect to the financial statements and schedule of Monogram Biosciences, Inc. (Formerly ViroLogic, Inc.) as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/    ERNST & YOUNG LLP

Palo Alto, California

March 15, 2006